                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 33 to the Registration Statement No. 2-74667 on Form N-4 (the "Registration Statement") of (1) our report dated February 5, 2001 relating to the financial statements of Separate Account No. 301 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2000, and (2) our report dated February 5, 2001 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2000. We also consent to the reference to us under the heading "About our Independent Accountants" in the Prospectus.






/s/ PricewaterhouseCoopers LLP
New York, New York
April 25, 2001